EXHIBIT 99.3

RISK FACTORS

Your investment in our common stock involves risks. You should carefully consider the following discussion of risks and the other information contained in a prospectus supplement and an accompanying prospectus pursuant to which we offer common stock and the documents incorporated by reference in the prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2007, and all subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before deciding whether an investment in our common stock is suitable for you.

Risks relating to our industry and financial markets

The U.S. government’s proposed plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be adopted.

In response to the financial crises affecting the banking system and financial markets and the going concern threats to the ability of investment banks and other financial institutions, the U.S. Treasury Secretary Henry Paulson proposed the Troubled Asset Relief Program (“TARP”) on September 20, 2008. Pursuant to the TARP, the U.S. Treasury would have the authority to purchase up to $700 billion of mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets. The U.S. Congress is currently debating the proposed legislation. There can be no assurance as to when or if the proposed legislation will be adopted, and if adopted, what impact it will have on the financial markets, including the extreme levels of volatility currently being experienced. The failure of the U.S. government to adopt TARP or a similar program could have a material adverse effect on the financial markets, which in turn could materially and adversely affect our business, financial condition and results of operations.

Current market developments may adversely affect our industry, business and results of operations.

Dramatic declines in the housing market during the prior year, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. These write-downs, initially of mortgage-backed securities but spreading to credit default swaps and other derivative securities have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced, and in some cases, ceased to provide funding to borrowers including other financial institutions. The resulting lack of available credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition and results of operations.

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations or earnings.

Risks relating to our common stock

Our share price will fluctuate.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, our acquisition of substantially all of the assets and assumption of certain of the liabilities of Washington Mutual’s banks or regarding this offering. Such risks may be affected by:

•	operating results that vary from the expectations of management, securities analysts and investors;

•	developments in our business or in the financial sector generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets, in general, and our common stock, in particular, have over the year, and continue to be experiencing significant price and volume volatility and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as may be required by the underwriter for the offering of our common stock, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or preferred stock or similar securities in the market after this offering, or the perception that such sales could occur. The issuance of additional common stock will dilute the ownership interest of our existing common stockholders.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so. Any reduction of, or the elimination of, our common stock dividend in the future could adversely affect the market price of our common stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a separate and distinct legal entity from our banking and non-banking subsidiaries and depend on dividends, distributions, and other payments from our banking and non-banking subsidiaries to fund dividend payments on our common stock and to fund all payments on our other obligations. Regulations relating to capital requirements affect the ability of JPMorgan Chase Bank, National Association and Chase Bank USA, National Association to pay dividends and other distributions to us and to make loans to us. Additionally, if our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make dividend payments to our common stockholders. Furthermore, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

The common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of the common stock are equity interests in us and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on JPMorgan Chase with respect to assets available to satisfy claims on JPMorgan Chase. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Delaware law and of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our certificate of incorporation authorizes our board of directors to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Risk relating to the acquisition of substantially all of the assets and assumption of certain of the liabilities of Washington Mutual’s banks

We may fail to realize any benefits and may incur unanticipated losses related to the assets of Washington Mutual’s banks that we are acquiring and the liabilities of Washington Mutual’s banks that we are assuming.

We acquired all deposits, substantially all of the assets and certain liabilities of Washington Mutual’s banks from the Federal Deposit Insurance Corporation. In conjunction with this acquisition, we will be marking down a portion of the acquired loan portfolio by approximately $31 billion, which primarily represents our estimate of remaining credit losses related to such credit-impaired loans. There is no assurance the non-credit impaired loans we are acquiring will not become credit-impaired, or that the initial credit-impaired loans will not suffer further deterioration in value. Accordingly, given recent market volatility and uncertainty, we may need to take additional markdowns on the acquired loan portfolio or on the other assets we acquired, which could negatively affect our business, financial condition and results of operations.

The success of the acquisition will depend, in part, on our ability to successfully combine the acquired business with our business. As with any acquisition involving a financial institution, there may be business disruptions that result in the loss of customers or cause customers to remove their accounts and move their business to competing financial institutions. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition. The loss of key employees of Washington Mutual’s banks could adversely affect our ability to successfully conduct our business in the markets in which Washington Mutual’s banks operated, which could have an adverse effect on our financial results. Integration efforts will also divert our management’s attention and resources. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

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